Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,829,100
Unrealized Gain (Loss) on Market Value of Futures	(4,101,300)
Dividend Income	15,453
Interest Income	65,678
ETF Transaction Fees	1,050
Total Income (Loss)	$809,981

Expenses
General Partner Management Fees	$62,168
Professional Fees	16,570
Brokerage Commissions	11,440
Non-interested Directors' Fees and Expenses	708
Prepaid Insurance Expense	470
Total Expenses	91,356
Expense Waiver	(16,755)
Net Expenses	$74,601
Net Income (Loss)	$735,380

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$102,524,991
Withdrawals (400,000 Shares)	(5,459,071)
Net Income (Loss)	735,380

Net Asset Value End of Month	$97,801,300
Net Asset Value Per Share (6,950,000 Shares)	$14.07

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612